REGISTERING SHAREHOLDER'S LOCK UP AGREEMENT


     This Agreement is made and entered into this 5th day of June, 1996, between Richard Bowe, a Series B Preferred shareholder of Paradigm Medical Industries, Inc. (the "Shareholder") and Kenneth Jerome & Co., Inc. (the "Underwriter") and such other underwriters as are named in the Underwriting Agreement to be entered into with Paradigm Medical Industries, Inc. (the "Corporation"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

     A. The Corporation and the Underwriter intend to enter into an Underwriting Agreement (the "Underwriting Agreement") pursuant to which the Corporation intends to make a public offering of shares of the common stock of the Corporation, and the Underwriter has agreed that up to 598,820 shares of common stock held by shareholders (the "Common Stock") upon the conversion of Series B Preferred shares (the "Series B Preferred Shares") into shares of Common Stock may be registered in the public offering;

     B. The Shareholder will own the number of shares of Common Stock set forth next to the Shareholder's signature below (the "Shares"), assuming the conversion of his Series B Preferred Shares into shares of Common Stock; the Shareholder is one of a number of private shareholders who acquired Series B Preferred Shares in private placements directly from the Company which are convertible into shares of Common Stock at the rate of 1.2 shares of Common Stock for each of the Series B Preferred Shares.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Underwriting Agreement, the parties hereto set forth their agreement as follows:

          1.   a.   The Shareholder shall not, without the
Underwriter's prior written consent, jointly or individually, offer, sell, pledge, make any short sale of, contract to sell, lend, grant any option for the purchase of, or otherwise dispose of, directly or indirectly, any of the shares of Common Stock that the Shareholder will own if he elects to exercise his conversion rights to convert the Series B Preferred Shares into shares of Common Stock, except as set forth in subparagraph (b) below.

               b.   After the expiration of one hundred eighty
(180) days from the effective date of the Registration Statement on Form SB-2 which was filed with the Securities and Exchange Commission by the Corporation as of March 19, 1996, pursuant to the Securities Act of 1933, as amended (the "Effective Date"), there shall be released from the restrictions of this Lock Up Agreement ("released") all of the Shares.

          2. The Shareholder further agrees that an appropriate restrictive legend in substantially the form attached hereto as Exhibit A and/or stop transfer order may be imposed with respect to all Shares which are subject to this Lock Up Agreement.

          3. This Agreement shall inure to the benefit of and be binding upon the parties, their heirs, legal representatives, successors, and assigns.

          4. This Agreement may be amended only by an instrument duly executed in writing by the parties hereto.

          5. This Agreement shall be construed in accordance with and governed by the laws of the state of Utah.

          6. Notwithstanding the foregoing, the agreements contained in this Lock Up Agreement shall terminate if the proposed public offering is abandoned.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                         SHAREHOLDER


                         Richard G. Bowe, MD
                         Signature


                         Richard G. Bowe,
                         Smith Barney, Inc.
                         (Print Name)

                         ------------------------------------
                         Signature (to be signed by co-owner,
                         if applicable)

                         -----------------------------------
                         (Print Name)

                         Number of Shares: 15,054

                         KENNETH JEROME & CO., INC.


                         By:  Robert Kaplan
                         Its: President

     Please execute this document using the exact name in which your shares are registered.

                            EXHIBIT A


         [Legend to be placed on locked up certificates]


     The shares represented by this certificate are subject to an agreement (the "Lock Up Agreement") among the holder hereof, Paradigm Medical Industries, Inc. (the "Corporation"), and Kenneth Jerome & Co., Inc. (the "Underwriter"), which prevents an offer for sale, pledge, contract to sell, or other disposition, directly or indirectly, of any of the shares represented hereby without the prior written consent by the Underwriter and the Corporation until _________________ [180 days from the Effective Date], 1997. A copy of the Lock Up Agreement is on file with the Secretary of the Corporation.